Exhibit 10.1
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of December 17, 2018, by and among Ameris Bancorp, a Georgia corporation, Ameris Bank, a Georgia banking corporation, and H. Palmer Proctor, Jr. (“Executive”) is executed as of November 6, 2024. Ameris Bancorp and Ameris Bank are referred to collectively as “Ameris.”

W I T N E S S E T H:
WHEREAS, the current term of Executive’s employment under the Employment Agreement will end on July 1, 2027 (the “Current Expiration Date”), provided that such term will be automatically extended for an additional one-year period unless within one hundred eighty (180) days prior to July 1, 2025 Ameris provides notice to Executive that Executive’s employment under the Employment Agreement will not be so extended; and
WHEREAS, Ameris and Executive desire to amend the Employment Agreement, to be effective in the event the Employment Agreement is extended beyond the Current Expiration Date, to conform certain of the provisions in the Employment Agreement, relating to the definition of “Change of Control” and the form of payment of severance to be made in the event that Executive’s termination occurs on or within one year following a Change of Control, to the terms of the Severance Protection and Restrictive Covenants Agreements between Ameris and other executive officers;
NOW, THEREFORE, Ameris and Executive, intending to be legally bound, hereby agree as follows:
1.Effectiveness. This Amendment shall become effective on July 2, 2027 (the “Effective Date”). In the event that the term of the Employment Agreement is not extended beyond the Current Expiration Date, or in the event Executive’s employment terminates prior to the Effective Date, this Amendment shall be null and void ab initio. Except as expressly set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.
2.Amendment to Section 3(b)(iii). Section 3(b)(iii) of the Employment Agreement is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing provisions of this Section 3(b)(iii), in the event that the Termination Date occurs at the time of, or prior to the first anniversary of, a Change of Control, the Severance Payment shall be paid in a lump sum at the time the first installment would otherwise be paid in accordance with such foregoing provisions.”
1.Amendment to Section 22. Section 22 of the Employment Agreement is hereby amended by adding the following after the first sentence thereof:
“For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event shall Executive, directly or indirectly, designate the calendar year of payment. Executive

Exhibit 10.1
acknowledges that Ameris has not made, and does not make, any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including, but not limited to, Section 409A of the Code or compliance with the requirements thereof.”
1.Amendment to Section 23(d). Section 23(d) of the Employment Agreement is hereby amended and restated as follows:
“(d) “Change of Control” means the occurrence hereafter of any event described below:
(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (for purposes of this Section 23(d), a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under such Act) of thirty percent (30%) or more of either (A) the then-outstanding shares of common stock of Ameris Bancorp (the “Outstanding Ameris Bancorp Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Ameris Bancorp entitled to vote generally in the election of directors (the “Outstanding Ameris Bancorp Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Ameris Bancorp; (x) any acquisition by Ameris Bancorp; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Ameris Bancorp; or (z) any acquisition pursuant to a transaction that complies with clauses (iii)(A), (iii)(B) and (iii)(C) below;
(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Ameris Bancorp’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Ameris Bancorp or any of its subsidiaries, including, without limitation, Ameris Bank, a sale or other disposition of all or substantially all of the assets of Ameris Bancorp, or the acquisition of assets or stock of another entity by Ameris Bancorp or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Ameris Bancorp Common Stock and the Outstanding Ameris Bancorp Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns Ameris Bancorp or all or substantially all of

Exhibit 10.1
Ameris Bancorp’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Ameris Bancorp Common Stock and the Outstanding Ameris Bancorp Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of Ameris Bancorp or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the corporation (or, for a non-corporate entity, equivalent securities) resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv) approval by the shareholders of Ameris Bancorp of a complete liquidation or dissolution of Ameris Bancorp.
Notwithstanding the foregoing, (x) a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than thirty percent (30%) of the Outstanding Ameris Bancorp Common Stock or the Outstanding Ameris Bancorp Voting Securities as a result of the acquisition of Outstanding Ameris Bancorp Common Stock or Outstanding Ameris Bancorp Voting Securities by Ameris Bancorp which reduces the number thereof outstanding; provided, however, that if after such acquisition by Ameris Bancorp such Person becomes the beneficial owner of additional Outstanding Ameris Bancorp Common Stock or Outstanding Ameris Bancorp Voting Securities, as the case may be, that increases the percentage thereof beneficially owned by such Person, a Change of Control shall then occur; and (y) a Change of Control shall not occur (except for purposes of Sections 1(a) and 2(b)) unless, with respect to any payments otherwise subject to Section 409A, such transaction constitutes a change in the ownership of Ameris Bancorp, a change in effective control of Ameris Bancorp or a change in the ownership of a substantial portion of Ameris Bancorp’s assets under Section 409A.”
1.Governing Law. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of Georgia, excluding its conflicts of laws.
2.Written Instrument; Amendment. The parties acknowledge that this Amendment is a written instrument and that by their signatures below they are agreeing to the terms and conditions contained in this Amendment.
[Signature page follows]

Exhibit 10.1
IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
AMERIS BANCORP
By: /s/ Michael Pierson
Name: Michael Pierson
Title: Chief Governance Officer
AMERIS BANK
By: /s/ Michael Pierson
Name: Michael Pierson
Title: Chief Governance Officer
H. PALMER PROCTOR, JR.
/s/ H. Palmer Proctor, Jr.